Exhibit 99.1
NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS THIRD QUARTER RESULTS

AND

DECLARES SPECIAL CASH DIVIDEND

THIRD QUARTER RESULTS

Melville, New York, Thursday, January 3, 2019…..Park Electrochemical Corp. (NYSE-PKE) reported results for the 2019 fiscal year’s third quarter ended November 25, 2018. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, the results of operations for the Electronics Business are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated, and prior periods in such discussion have been restated to reflect results excluding the Electronics Business.

Continuing Operations:

Park reported net sales from continuing operations of $12,853,000 for the 2019 fiscal year third quarter ended November 25, 2018 compared to net sales from continuing operations of $10,229,000 for the 2018 fiscal year third quarter ended November 26, 2017 and net sales from continuing operations of $11,211,000 for the 2019 fiscal year second quarter ended August 26, 2018. Park’s net sales from continuing operations for the nine months ended November 25, 2018 were $34,457,000 compared to net sales from continuing operations of $30,310,000 for the nine months ended November 26, 2017.

Net earnings from continuing operations for the 2019 fiscal year third quarter were $2,078,000 compared to $344,000 for the 2018 fiscal year third quarter and $1,824,000 for the 2019 fiscal year second quarter. The 2019 fiscal year second quarter net earnings included a one-time tax benefit of $788,000 related to the Tax Cuts and Jobs Act enacted in December 2017. Net earnings from continuing operations were $4,718,000 for the current year’s first nine months compared to $1,275,000 for last year’s first nine months. The current year’s first nine months net earnings included the $788,000 one-time tax benefit mentioned above.

Pre-tax earnings from continuing operations were $2,694,000 for the 2019 fiscal year third quarter compared to pre-tax earnings from continuing operations of $501,000 for the 2018 fiscal year third quarter and $1,386,000 for the 2019 fiscal year second quarter. Pre-tax earnings from continuing operations were $5,171,000 for the nine months ended November 25, 2018 compared to pre-tax earnings from continuing operations of $1,713,000 for last fiscal year’s first nine months.

Park reported basic and diluted earnings per share from continuing operations of $0.10 for the 2019 fiscal year third quarter compared to $0.02 for the 2018 fiscal year third quarter and $0.09 for the 2019 fiscal year second quarter. Basic and diluted earnings per share from continuing operations before special items were $0.10 for the 2019 fiscal year third quarter compared to $0.02 for the 2018 fiscal year third quarter and $0.05 for the 2019 fiscal year second quarter.

Park reported basic and diluted earnings per share from continuing operations of $0.23 for the 2019 fiscal year’s first nine months compared to $0.06 for the 2018 fiscal year’s first nine months. Basic and diluted earnings per share from continuing operations before special items were $0.19 for the 2019 fiscal year’s first nine months compared to $0.06 for 2018 fiscal year’s first nine months.

SPECIAL CASH DIVIDEND

Park announced that its Board of Directors has declared a special cash dividend of $4.25 per share payable February 26, 2019 to shareholders of record at the close of business on February 5, 2019. The total amount of this special dividend will be approximately $86 million.

Including this special dividend and the regular quarterly dividend of $0.10 per share payable February 5, 2019 to shareholders of record on January 2, 2019, the Company has paid a total of approximately $506 million, or $24.75 per share, of cash dividends since the Company’s 2005 fiscal year.

***

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 6898105.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 11:59 p.m. EST on Wednesday, January 9, 2019. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 6898105 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as one-time tax benefits, restructuring and facility closure costs, and advisory fees. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is an Aerospace Company which develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (undergoing qualification) and lightning strike materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s patented composite Sigma Strut and Alpha Strut product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended
	November 25, 2018	November 26, 2017	August 26, 2018	November 25, 2018	November 26, 2017
Sales	$12,853	$10,229	$11,211	$34,457	$30,310

Net Earnings before Special Items[1]	$2,078	$344	$1,036	$3,930	$1,275
Special Items, Net of Tax:
Tax Cut and Jobs Act	-	-	788	788	-
Net Earnings from Continuing Operations	$2,078	$344	$1,824	$4,718	$1,275
Earnings from Discontinued Operations, Net of Tax	$1,613	$372	$876	$4,841	$1,355
Net Earnings	$3,691	$716	$2,700	$9,559	$2,630

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.10	$0.02	$0.05	$0.19	$0.06
Special Items:
Tax Cut and Jobs Act	-	-	0.04	0.04	-
Basic Earnings per Share from Continuing Operations	$0.10	$0.02	$0.09	$0.23	$0.06
Basic Earnings per Share from Discontinued Operations	0.08	0.02	0.04	0.24	0.07
Basic Earnings per Share	$0.18	$0.04	$0.13	$0.47	$0.13

Diluted Earnings before Special Items[1]	$0.10	$0.02	$0.05	$0.19	$0.06
Special Items:
Tax Cut and Jobs Act	-	-	0.04	0.04	-
Diluted Earnings per Share from Continuing Operations	$0.10	$0.02	$0.09	$0.23	$0.06
Diluted Earnings per Share from Discontinued Operations	0.08	0.02	0.04	0.24	0.07
Diluted Earnings per Share	$0.18	$0.04	$0.13	$0.47	$0.13

Weighted Average Shares Outstanding:
Basic	20,278	20,237	20,253	20,258	20,236
Diluted	20,352	20,261	20,382	20,343	20,252

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	November 25, 2018	February 25, 2018
Assets	(unaudited)	(Note 1)
Current Assets
Cash and Marketable Securities	$112,386	$108,231
Accounts Receivable, Net	5,864	6,961
Inventories	4,577	3,955
Prepaid Expenses and Other Current Assets	1,503	1,473
Current Assets - Discontinued Operations	23,110	20,648
Total Current Assets	147,440	141,268

Fixed Assets, Net	8,888	9,805
Other Assets	10,202	10,188
Non Current Assets - Discontinued Operations	11,409	11,799
Total Assets	$177,939	$173,060

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$1,709	$1,825
Accrued Liabilities	1,461	1,022
Income Taxes Payable	1,539	1,456
Current Liabilities - Discontinued Operations	9,511	7,924
Total Current Liabilities	14,220	12,227

Noncurrent Income Taxes Payable	18,594	20,364
Deferred Income Taxes	3,107	4,047
Other Liabilities	1,060	314
Noncurrent Liabilities - Discontinued Operations	847	847
Total Liabilities	37,828	37,799

Shareholders’ Equity	140,111	135,261
Total Liabilities and Shareholders' Equity	$177,939	$173,060

Additional information
Equity per Share	$6.91	$6.68

(Note 1) - These amounts have not been audited and are based on the audited financial statements.

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			39 Weeks Ended
	November 25, 2018	November 26, 2017	August 26, 2018	November 25, 2018	November 26, 2017

Net Sales	$12,853	$10,229	$11,211	$34,457	$30,310
Cost of Sales	8,569	7,264	8,066	24,176	21,840

Gross Profit	4,284	2,965	3,145	10,281	8,470
% of net sales	33.3%	29.0%	28.1%	29.8%	27.9%

Selling, General & Administrative Expenses	1,983	2,509	2,116	6,200	7,189
% of net sales	15.4%	24.5%	18.9%	18.0%	23.7%

Earnings from Operations	2,301	456	1,029	4,081	1,281

Interest:
Interest Income	393	734	357	1,090	2,234

Interest Expense	-	689	-	-	1,802

Net Interest and Other Income	393	45	357	1,090	432

Earnings before Income Taxes	2,694	501	1,386	5,171	1,713

Income Tax Provision/(Benefit)	616	157	(438)	453	438

Net Earnings from continuing operations	2,078	344	1,824	4,718	1,275
% of net sales	16.2%	3.4%	16.3%	13.7%	4.2%

Earnings from discontinued operations, net of tax	1,613	372	876	4,841	1,355

Net Earnings	$3,691	$716	$2,700	$9,559	$2,630
% of net sales	28.7%	7.0%	24.1%	27.7%	8.7%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended November 25, 2018			13 Weeks Ended November 26, 2017			13 Weeks Ended August 26, 2018
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Earnings from Operations	2,301	-	2,301	456	-	456	1,029	-	1,029
% of net sales	17.9%		17.9%	4.5%		4.5%	9.2%		9.2%

Interest Income	393	-	393	734	-	734	357	-	357
% of net sales	3.1%		3.1%	7.2%		7.2%	3.2%		3.2%

Interest Expense	-	-	-	689	-	689	-	-	-
% of net sales	0.0%		0.0%	6.7%		6.7%	0.0%		0.0%

Net Interest and Other Income	393	-	393	45	-	45	357	-	357
% of net sales	3.1%		3.1%	0.4%		0.4%	3.2%		3.2%

Earnings before Income Taxes	2,694	-	2,694	501	-	501	1,386	-	1,386
% of net sales	21.0%		21.0%	4.9%		4.9%	12.4%		12.4%

Income Tax Provision/(Benefit)	616		616	157	-	157	(438)	788	350
Effective Tax Rate	22.9%		22.9%	31.3%		31.3%	-31.6%		25.3%

Net Earnings from continuing operations	2,078	-	2,078	344	-	344	1,824	(788)	1,036
% of net sales	16.2%		16.2%	3.4%		3.4%	16.3%		9.2%

Earnings from discontinued operations	1,613	(1,565)	48	372	415	787	876	336	1,212
% of net sales	12.5%		0.4%	3.6%		7.7%	7.8%		10.8%

Net Earnings	3,691	(1,565)	2,126	716	415	1,131	2,700	(452)	2,248
% of net sales	28.7%		16.5%	7.0%		11.1%	24.1%		20.1%

	39 Weeks Ended November 25, 2018			39 Weeks Ended November 26, 2017
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Earnings from Operations	4,081	-	4,081	1,281	-	1,281
% of net sales	11.8%		11.8%	4.2%		4.2%

Interest Income	1,090		1,090	2,234	-	2,234
% of net sales	3.2%		3.2%	7.4%		7.4%

Interest Expense	-	-	-	1,802	-	1,802
% of net sales	0.0%		0.0%	5.9%		5.9%

Net Interest and Other Income	1,090	-	1,090	432	-	432
% of net sales	3.2%		3.2%	1.4%		1.4%

Earnings before Income Taxes	5,171	-	5,171	1,713	-	1,713
% of net sales	15.0%		15.0%	5.7%		5.7%

Income Tax Provision	453	788	1,241	438	-	438
Effective Tax Rate	8.8%		24.0%	25.6%		25.6%

Net Earnings from continuing operations	4,718	(788)	3,930	1,275	-	1,275
% of net sales	13.7%		11.4%	4.2%		4.2%

Earnings from discontinued operations	4,841	(1,026)	3,815	1,355	3,328	4,683
% of net sales	14.0%		11.1%	4.5%		15.5%

Net Earnings	9,559	(1,814)	7,745	2,630	3,328	5,958
% of net sales	27.7%		22.5%	8.7%		19.7%